Exhibit 6.06




                          DEBENTURE PURCHASE AGREEMENT

                                 BY AND BETWEEN

                           ID TECHNOLOGIES CORPORATION

                                       AND

            THOSE CERTAIN PURCHASERS LISTED ON SCHEDULE 1.2 ATTACHED


                         DATED AS OF SEPTEMBER 24, 1999


        =================================================================

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                           ID TECHNOLOGIES CORPORATION
                       ----------------------------------

                          DEBENTURE PURCHASE AGREEMENT
                  --------------------------------------------

                               SEPTEMBER 24, 1999
                  --------------------------------------------

                                Table of Contents




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EXHIBITS:

Exhibit A         Form of Debentures

Exhibit B         Articles of Amendment

Exhibit C         Form of Debenture Conversion Warrants

Exhibit D         Form of $0.01 Warrants

Exhibit E         Form of $0.50 Warrants

Exhibit F         Form of Exercise Event Warrants

Exhibit G         Form of Investor Rights Agreement

Exhibit H         Form of Shareholders Agreement

Exhibit I         Form of Opinion

SCHEDULES:

Schedule 1.2      Schedule of Purchasers

Schedule 3.1      Certified Articles of Incorporation and Bylaws

Schedule 3.2      Stockholders' List

Schedule 3.3      Subsidiaries and Joint Ventures

Schedule 3.6      Changes Since July 31, 1999

Schedule 3.7      Material Agreements

Schedule 3.8      Encumbrances

Schedule 3.9      Material Liabilities

Schedule 3.10     Related Party Transactions

Schedule 3.11     Stock Option Plans

Schedule 3.12     Officers, Directors and Key Employees

Schedule 3.14     Litigation
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Schedule 3.15     Permits and Licenses

Schedule 3.16     Intellectual Property

Schedule 3.18     Distribution Agreements

Schedule 3.20     Insurance

Schedule 3.25     Employee Benefit Plans


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                          DEBENTURE PURCHASE AGREEMENT


                  This Debenture Purchase Agreement (the "AGREEMENT") is entered into as of the 24th day of September, 1999, by and among ID Technologies Corporation, a North Carolina corporation (the "COMPANY"); William F. Lane, a resident of North Carolina (the "FOUNDER"); and those investors listed on
Schedule 1.2, attached hereto and made a part hereof (individually a "PURCHASER" and collectively, the "PURCHASERS").

                  WHEREAS, Purchasers wish to purchase from Company, and Company wishes to sell, Convertible Debentures in an aggregate original principal amount of up to Three Hundred Thousand Dollars ($300,000.00), which Convertible Debentures are convertible into shares of Series A Preferred stock of Company.

                  NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the parties to this Agreement mutually agree as follows:

         1.       Authorization and Sale of Series A Preferred Stock; Use of
                  Proceeds.

                  1.1 Authorization. Company has authorized the issuance and sale of Convertible Debentures in the form set forth on Exhibit A attached hereto (the "DEBENTURES") in an aggregate original principal amount of up to Three Hundred Thousand Dollars ($300,000.00), which Debentures are convertible into shares of Company's Series A Preferred stock, $0.001 par value (the "SERIES A STOCK"), having the rights, preferences, privileges and restrictions set forth in Company's Articles of Amendment, a copy of which is attached hereto as Exhibit B (the "ARTICLES").

                  1.2 Sale. Subject to the terms and conditions of this Agreement, Purchasers agree to purchase from Company and Company agrees to sell and issue to Purchasers, Debentures in an aggregate original principal amount of up to Three Hundred Thousand Dollars ($300,000.00), with the original principal amount of Debentures to be purchased by and sold to each Purchaser being set forth opposite such Purchaser's name on Schedule 1.2.

                  1.3 Use of Proceeds. Company shall use the consideration received hereunder for the Debentures for general working capital purposes.

         2.       Closing; Delivery.

                  2.1 Closing. The closing of the purchase and sale of the Debentures under this Agreement (the "CLOSING") shall take place at 2:00 p.m. (Raleigh, North Carolina time) on September 24, 1999 at the offices of Poyner & Spruill, L.L.P., or at such other time and place as Company and Purchasers may agree. At the Closing, Company shall sell to Purchasers, and Purchasers shall purchase from Company, Debentures in an aggregate original principal amount of up to Three Hundred Thousand Dollars ($300,000.00), with each Purchaser to purchase the original principal amount of Debentures set forth opposite such Purchaser's name on Schedule

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1.2 attached hereto. Such Debentures purchased shall be considered "DEBENTURES"
for all purposes of this Agreement.

                  2.2 Delivery of Debentures. At the Closing, subject to the terms and conditions hereof, Company shall deliver to each Purchaser a Debenture in the original principal amount to be purchased by such Purchaser from Company, dated the date of Closing, against payment of the purchase price therefor by wire transfer, or by such other means as shall be mutually agreeable to such Purchaser and Company.

                  2.3      Delivery of Warrants at Closing.

                           a. Debenture Conversion Warrant. At the Closing, upon payment of the purchase price for the Debentures to be purchased hereunder by each Purchaser in accordance with the terms hereof, Company shall execute and deliver to each such Purchaser a detachable Common Stock Warrant, dated as of the date of Closing, pursuant to which each such Purchaser is entitled to purchase up to three (3) shares of Common stock of Company for every one (1) share of Series A Stock issuable upon conversion of the Debentures being purchased by each such Purchaser hereunder, in the form attached hereto as Exhibit C (the "DEBENTURE CONVERSION WARRANT"), for the purchase price and on such other terms as set forth in the Debenture Conversion Warrant.

                           b. $0.01 Warrants. At the Closing, upon payment of the purchase price for the Debentures to be purchased hereunder by each Purchaser in accordance with the terms hereof, Company shall execute and deliver to each such Purchaser a detachable Common Stock Warrant, dated as of the date of Closing, pursuant to which each such Purchaser is entitled to purchase its Pro Rata Share (as defined below) of up to One Hundred Fifty Thousand (150,000) shares of Common stock of Company, in the form attached hereto as Exhibit D (the "$0.01 WARRANTS"), for the purchase price of $0.01 per share and on such other terms as set forth in the $0.01 Warrants. As used herein, "PRO RATA SHARE" means the proportion of the original principal amount of all Debentures held by a Purchaser to the aggregate original principal amount of all Debentures held by all Purchasers.

                           c. $0.50 Warrants. At the Closing, upon payment of the purchase price for the Debentures to be purchased hereunder by each Purchaser in accordance with the terms hereof, Company shall execute and deliver to each such Purchaser a detachable Common Stock Warrant, dated as of the date of Closing, pursuant to which each such Purchaser is entitled to purchase its Pro Rata Share of up to Two Hundred Thousand (200,000) shares of Common stock of Company, in the form attached hereto as Exhibit E (the "$0.50 WARRANTS"), for the purchase price of $0.50 per share and on such other terms as set forth in the $0.50 Warrants.

                           d. Exercise Event Warrants. At the Closing, upon payment of the purchase price for the Debentures to be purchased hereunder by each Purchaser in accordance with the terms hereof, Company shall execute and deliver to each such Purchaser a detachable Common Stock Warrant, dated as of the date of Closing, pursuant

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         to which each such Purchaser is entitled to purchase its Pro Rata Share of shares of Common stock of Company, up to an amount of Five Hundred Thousand Dollars ($500,000.00), in the form attached of Company hereto as Exhibit F (the "EXERCISE EVENT WARRANTS"), for the purchase price and on such other terms as set forth in the Exercise Event Warrants.
         The Debenture Conversion Warrants, the $0.01 Warrants, the $0.50 Warrants and the Exercise Event Warrants are collectively referred to herein as the "WARRANTS".

                  2.4 Exchangeable Demand Promissory Note. Pursuant to the terms of that certain Exchangeable Demand Promissory Note in the original principal amount of Eighty Thousand Dollars ($80,000) executed by Company in favor of Centennial Venture Partners, LLC ("CENTENNIAL") dated as of April 13, 1999 (the "EXCHANGEABLE NOTE"), Centennial shall be entitled to receive and Company shall issue to Centennial at the Closing the Debentures issuable upon exchange by Centennial of the Exchangeable Note in accordance with its terms. All such Debentures shall be considered "DEBENTURES" for all purposes of this Agreement.

                  2.5 Wu Agreement. The parties hereto acknowledge the existence of the Agreement by and between Company and Li-Pei Wu ("WU") dated as of September 15, 1999 (the "WU AGREEMENT"), pursuant to which Wu is entitled to make a certain investment in Company. Company hereby agrees that it shall not issue any debentures or other securities or otherwise close any of the transactions contemplated in the Wu Agreement until such time as all requisite approvals for such transactions are obtained, including, without limitation, shareholder approval of an amendment to the Articles of Incorporation of Company to increase the authorized number of shares of Series A Stock in an amount sufficient to permit the conversion of all of the Debentures hereunder together with any and all debentures and other securities issued pursuant to the Wu Agreement. Company acknowledges that the terms of the transactions contemplated in the Wu Agreement will be subject to the covenants of Company contained in the Investor Rights Agreement (as defined below), including, without limitation, the terms of Section 3.3 thereof, except that (for purposes of such Section 3.3) Centennial hereby consents to (i) the transactions contemplated in the Wu Agreement provided the investment thereunder by Wu is made on substantially identical terms to the terms applicable to Centennial in the purchase of Debentures hereunder (with the exception of the right to designate a member of the Board of Directors of Company, the right to approve new management of Company, and the right to receive reimbursement of attorneys' fees and expenses and due diligence expenses, which rights shall not apply to the investment by
Wu); and (ii) an increase in the authorized number of shares of Series A Stock as may be necessary in connection with the transactions contemplated in the Wu Agreement; PROVIDED, HOWEVER, that the number of shares of Series A Stock issuable in connection with the Wu Agreement shall be less than the number of shares of Series A Stock issuable upon conversion of the original principal amount of the Debentures issued hereunder (assuming full conversion by both parties).

         3.       Representations and Warranties of Company.

                  Company, and with respect to the representations and warranties contained in Sections 3.11, 3.13, 3.14, 3.16 and 3.17, Founder, hereby represent and warrant to Purchaser(s) that except as disclosed herein or on a schedule hereto (matters disclosed on a particular schedule hereto are deemed to have been disclosed on all schedules hereto):

                  3.1      Organization and Standing.

                           a. Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of North Carolina and has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now conducted and as currently proposed to be conducted. Company is duly qualified and authorized to do business, and is in good standing as a foreign corporation in each jurisdiction where due to the nature of its activities and of its properties (both owned and leased), the failure to so qualify would have a material adverse effect on Company.

                           b. A copy of Company's Articles of Incorporation, and all amendments thereto, as certified by the Secretary of State of North Carolina, and a copy of the Company's Bylaws, as amended to date and as certified by Company's Secretary, are attached as Schedule 3.1 hereto, and are true, complete and correct copies of the Articles of Incorporation and Bylaws of Company as amended and presently in effect.

                           c. Company is engaged primarily in the business of the development and exploitation of fingerprint identification technology.

                  3.2      Capitalization.

                           a. The authorized capital of Company consists of:

                                    (1) Forty-Nine Million Seven Hundred
                  Thousand (49,700,000) shares of Common stock, no par value (the "COMMON STOCK"), of which Eight Million Three Hundred Seventy-Seven Thousand Five Hundred Eighty-Three (8,377,583) shares are issued and outstanding as of July 31, 1999 (and no shares of Common Stock have been issued or redeemed by Company since July 31, 1999); and

                                    (2) Three Hundred Thousand (300,000) shares
                  of Series A Stock, $0.001 par value, none of which are issued and outstanding immediately prior to the Closing.

                           b. Schedule 3.2 hereto sets forth a complete list of all stockholders of Company as of July 31, 1999, indicating the number of shares of capital stock owned by each stockholder. To Company's Knowledge (as defined below), and except as set forth in Schedule 3.2 hereto, each such stockholder owns and has good title to said number of shares, free and clear of all liens or encumbrances of any kind.

                           c. All of the outstanding shares of capital stock of Company have been duly authorized and validly issued, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.

                           d. Company has duly and validly reserved (i) Three Hundred Thousand (300,000) shares of Series A Stock for issuance upon conversion of the Debentures; (ii) Three Hundred Thousand (300,000) shares of Common Stock for issuance upon conversion of the Series A Stock; and (iii) Two Million (2,000,000) shares of Common Stock for issuance upon exercise of the Warrants (the "WARRANT SHARES").

                           e. Except as set forth in Schedule 3.2 hereto and the Articles, Company is not obligated (contingently or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividends or make any other distributions with respect to its capital stock.

                           f. Except as set forth in Schedule 3.2 hereto and except for (i) the conversion rights associated with the Debentures and the Series A Stock, (ii) the rights created under this Agreement, the Articles and the Investor Rights Agreement (as defined in Section 5.6 below), (iii) the One Million Three Hundred Eighty-Three Thousand One Hundred Forty-Eight (1,383,148) shares of Common Stock reserved for issuance to directors, officers, employees, advisors or consultants of Company (the "UNISSUED STOCK POOL"), and (iv) the Warrants, there are no outstanding rights of first refusal, preemptive rights or other rights, options, warrants, conversion rights or other agreements, either directly or indirectly, for the purchase or acquisition from Company of any shares of its capital stock.

                  3.3 Subsidiaries. Except as set forth on Schedule 3.3 hereto, Company does not currently own or control, directly or indirectly, any other corporation, association, partnership, or other business entity. Except as set forth on Schedule 3.3 hereto, Company is not, directly or indirectly, a participant in any joint venture or partnership.

                  3.4 Authorization. All corporate action on the part of Company and its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the Articles, the Investor Rights Agreement, the Shareholders Agreement (as defined in Section 5.7 below) and the Warrants, the performance of all Company's obligations hereunder and thereunder, and the authorization, issuance, sale and delivery of the Debentures and the Series A Stock issuable upon conversion thereof, and the Common Stock issuable upon conversion of such Series A Stock (the "UNDERLYING COMMON STOCK"), and the Warrant Shares to be issued upon exercise of the Warrants, has been taken or will be taken prior to the Closing. This Agreement, the Investor Rights Agreement, the Shareholders Agreement, the Debentures and the Warrants, when executed and delivered by Company and the parties hereto and thereto shall constitute valid and legally binding obligations of Company enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors, rules and laws governing specific performance, injunctive relief and other equitable remedies and, with respect to the indemnification agreements set forth in the Investor Rights Agreement, principles of public policy.

                  3.5 Validity of the Debentures. Except as set forth in
Schedule 3.5, the Investor Rights Agreement and/or the Shareholders Agreement, the sale of the Debentures and the subsequent conversion of the Debentures into Series A Stock, and the subsequent conversion of such Series A Stock into the Underlying Common Stock, and the issuance of the Warrant Shares upon exercise of the Warrants, are not and will not be subject to any preemptive rights, rights of first refusal or other preferential rights that have not been waived, and the Debentures when issued, sold and delivered in accordance with the terms of this Agreement, the Series A Stock when issued upon conversion of the Debentures, the Underlying Common Stock when issued upon conversion of the Series A Stock, and the Warrant Shares when issued, sold and delivered upon exercise of the Warrants, will be validly issued, fully paid and nonassessable and will be free of any liens or encumbrances; PROVIDED, HOWEVER, that the Debentures, the Series A Stock, the Underlying Common Stock and the Warrant Shares may be subject to restrictions on transfer under state and/or federal securities laws and as set forth in the Investor Rights Agreement and the Shareholders Agreement.

                  3.6      Financial Statements; Changes.

                           a. Company has delivered to Purchasers copies of Company's audited consolidated financial statements for the fiscal years ended December 31, 1997 and December 31, 1998 (such December 31, 1998 statements in draft form), together with the notes thereto, and copies of Company's balance sheet as of July 31, 1999, statement of operations for the seven months ended July 31, 1999, statement of changes in shareholders' equity for the seven months ended July 31, 1999, and statement of cash flows for the seven months ended July 31, 1999 (the "FINANCIAL STATEMENTS"). The Financial Statements were prepared in accordance with generally accepted accounting principles consistently applied throughout the period indicated, are correct and complete and fairly present the financial position and condition of Company at the date thereof and the results of operations of Company for the period covered thereby, and contain no material misstatements or omissions.

                           b. Since July 31, 1999, except as disclosed in
         Schedule 3.6 hereto, and/or except as anticipated by this Agreement, there has not been:

                                    (1) any change in the assets, liabilities,
                  financial condition or operating results of Company from that reflected in the Financial Statements, except changes in the ordinary course of business which have not been, in the aggregate, materially adverse;

                                    (2) any damage, destruction or loss, whether
                  or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of Company (as such business is presently conducted and as it is currently proposed to be conducted);

                                    (3) any waiver or compromise by Company of a
                  valuable right or of a material debt owed to it;

                                    (4) any satisfaction or discharge of any
                  lien, claim or encumbrance or payment of any obligation by Company, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results, prospects or business of Company (as such business is presently conducted and as it is currently proposed to be conducted);

                                    (5) any change or amendment to a material
                  contract or arrangement by which Company or any of its assets or properties is bound or subject;

                                    (6) any declaration or payment of any
                  dividend or other distribution of the assets of Company;

                                    (7) any material change in any compensation
                  arrangement or agreement with any employee; or

                                    (8) to the "Company's Knowledge" (as defined
                  below), any other event or condition of any character which might materially and adversely affect the assets, properties, financial condition, operating results, prospects or business of Company (as such business is presently conducted and as it is currently proposed to be conducted).

                           c. As used herein, "COMPANY'S KNOWLEDGE" means Company's actual knowledge after inquiry and a signed certificate from Company's President. As used herein "FOUNDER'S KNOWLEDGE" means Founder's actual knowledge after inquiry.

                  3.7      Material Agreements.

                           a. Schedule 3.7 hereto contains a complete list of all of the following agreements to which Company is a party, other than those which are anticipated by this Agreement (collectively, the "MATERIAL AGREEMENTS"): (1) contracts, agreements and instruments which involve a commitment by Company in excess of Ten Thousand Dollars ($10,000) per year; (2) leases for real property; (3) equipment leases;
         (4) stock purchase agreements; (5) loan or debt agreements; (6) employment agreements; (7) licenses of any patent, trade secret or other proprietary right to or from Company; (8) agreements or contracts under which Company agrees to indemnify any party or to share the tax liability of any party; (9) contracts or agreements with any labor union or association representing any employee; (10) joint venture contracts or agreements; (11) contracts or agreements containing (i) covenants of Company not to compete in any line of business or with any person in any geographical area or (ii) covenants of any person not to compete with Company in any line of business or in any geographical area; and (12) contracts or agreements which contain restrictions with respect to payment of dividends or on any other distribution in respect of Company's capital stock.

                           b. Company has delivered to Purchasers true, correct and complete copies of: all Material Agreements, and the most current draft or proposed terms of each contract, agreement or instrument currently contemplated or anticipated by Company to be executed which (if executed) would be a Material Agreement.

                           c. All the Material Agreements are valid and binding obligations of Company, in full force and effect in all material respects.

                           d. Company is not in default and not aware of any default by another party, either pending or threatened, with respect to the Material Agreements. Further, except as set forth on Schedule 3.7, Company is current on all debt, accounts payable, leases and other similar obligations of Company over Fifty Thousand Dollars ($50,000).

                           e. Company is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under its Articles of Incorporation or Bylaws, which adversely affects its assets, properties, financial condition, operating results, properties or business presently conducted or as currently proposed to be conducted.

                           f. There are no "informal" or "side agreements" (whether written or verbal) with any Person (as defined in Section 3.12 below) whereby Company or its management has agreed to do anything beyond the requirements of a formal written contract executed by Company.

                  3.8 Title to Properties and Assets. Company has good and marketable title to its properties and assets as reflected in the Financial Statements and any properties and assets acquired after the date of the Financial Statements until the date of Closing (except properties and assets held under capitalized leases) and has good title to all its leasehold interests, in each case, except as set forth on Schedule 3.8 hereto, subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (a) the lien of current taxes not yet due and payable, and (b) possible minor liens and encumbrances which do not in any case, either individually or in the aggregate, materially detract from the value of the property subject thereto or materially impair the operations of Company, and which have not arisen other than in the ordinary course of business. The tangible property and assets held under any material lease by Company are held by it under leases which remain in force, and there exists no default or other occurrence or condition which could result in a material default or termination thereunder.

                  3.9 Material Liabilities. Except as set forth in Schedule 3.9, Company has no material liability or obligation, absolute or contingent (individually or in the aggregate), which is not disclosed in the Financial Statements, except obligations and liabilities incurred after the date of the Financial Statements in the ordinary course of business which are not individually or in the aggregate material. Company after reasonable investigation has no knowledge of any basis for any other claim against or liability or obligation of Company.

                  3.10 Obligations to Related Parties. Schedule 3.10 hereto sets forth (a) all of the obligations of Company to all current or former officers, directors, shareholders and employees of Company, including any member of their immediate families (other than normal accrued wages and travel expense vouchers), and (b) all of the obligations of Company's current officers, directors, shareholders and employees, including any member of their immediate families (other than expense advances made in the ordinary course of Company's business) to Company, which are not otherwise contemplated under this Agreement or other agreements and transactions to be entered into incident to the Closing, which schedule is complete and correct in all material respects as of the date of this Agreement.

                  3.11     Employees.

                           a. To Company's and Founder's Knowledge, no employee of Company is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency that would conflict with such employee's obligation to use his best efforts to promote the interests of Company or that would conflict with Company's business as conducted or as proposed to be conducted.

                           b. To Company's and Founder's Knowledge, no employee of Company is in violation of any term of (1) any proprietary information and inventions agreement or non-competition agreement of any kind; or (2) any other employment contract or agreement relating to the relationship of any such employee with Company or any previous employer to the extent such violation would have a material adverse effect on Company or the employee's ability to perform services for Company.

                           c. Company has no collective bargaining agreements with any of its employees, and to Company's and Founder's Knowledge there is no labor-union-organizing activity pending or threatened with respect to Company.

                           d. Except as set forth in Schedule 3.11, and except for such matters which are contemplated under this Agreement or other agreements and transactions to be entered into incident to the Closing, there is no, and has never been any, pension, health, profit sharing, bonus, stock purchase, stock option, hospitalization, insurance, severance or any other employee benefit or welfare benefit plan with respect to any officer or employee of Company.

                  3.12     Officers, Directors and Key Employees.

                           a. Set forth on Schedule 3.12 hereto is a list of Company's officers, directors and Key Employees (as defined below), which list is full, complete and correct.

                           b. To Company's Knowledge, except as set forth on
         Schedule 3.12, during the past five (5) years, none of Company's officers, directors or Key Employees have been arrested or convicted of any material crime, nor have any of them been bankrupt or affiliated as an officer, director, partner or member of a bankrupt Person.

                           c. To Company's Knowledge, no officer of Company, nor any Key Employee, the termination of whose employment, either individually or in the aggregate, would have an adverse effect on Company, has any present intention of terminating his or her employment with Company.

                           d. As used herein, "KEY EMPLOYEE" means and includes the President, any Vice President and the Treasurer of Company, any chief financial officer, supervisor, manager or vice president of operations, financial planning, sales, marketing, research and development or other functional area of Company, the head of any division or subsidiary of Company, or any other individual so designated by the Board of Directors of Company.

                           e. As used herein, "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, and trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

                  3.13 Compliance with Other Instruments. Company is not in violation of any provisions of its Articles of Incorporation or its Bylaws as amended and in effect on and as of the Closing, or of any provisions of any material instrument or contract to which it is a party or any judgment, decree or order by which it is bound or any material statute, rule or regulation applicable to Company. The execution, delivery and performance of this Agreement, and the issuance and sale of the Debentures pursuant hereto, the Series A Stock upon conversion of the Debentures, and the Underlying Common Stock upon conversion of such Series A Stock, and the issuance, sale and delivery of the Warrant Shares upon exercise of the Warrants, will not result in any such violation or be in conflict with or constitute a default under any such provisions or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of Company.

                  3.14 Litigation. Except as set forth in Schedule 3.14 hereto:

                           a. There is no action, proceeding or investigation pending or (to Company's and Founder's Knowledge) currently threatened against Company before any court or administrative agency (or any basis therefor known to Company or Founder).

                           b. To Company's and Founder's Knowledge, there is no action, proceeding or investigation pending or currently threatened against any director, officer or Key Employee of Company related to Company's activities, business or assets or which could materially adversely affect Company.

                           c. The foregoing representations include, without limiting their generality, actions pending or threatened (or any basis therefor known to Company or Founder) involving the prior employment of any of Company's employees or their use in connection with Company's business of any information or techniques allegedly proprietary to any of their former employers.

                  3.15 Permits and Licenses. Company has obtained and complied with all governmental permits, licenses, and consents necessary for the conduct of Company's business as it is presently conducted; all such permits, licenses and consents are listed on Schedule 3.15, which list is full, complete and correct; all such permits, licenses and consents are in full force and effect; and to Company's Knowledge there is no investigation or other matter that may materially adversely impair or affect any such permit, license, or consent.

                  3.16     Patents and Trademarks.

                           a. Company has sufficient title and ownership of or is licensed under all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted and as currently proposed to be conducted without any conflict with or without infringement of the rights of others.

                           b. Schedule 3.16 hereto contains a complete list of patents, service marks, trademarks and copyrights, and pending patent, service mark, trademark and copyright applications of Company. Except as set forth on Schedule 3.16, or as contemplated under this Agreement or other agreements and transactions to be entered into incident to the Closing, there are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity.

                           c. Company has not received any communications alleging that Company has violated or, by conducting its business as currently proposed, would violate, any of the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses or other proprietary rights or processes of any other person or entity.

                           d. To Company's and Founder's Knowledge, no third party has violated any of the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses or other proprietary rights or processes owned by the Company or to which the Company has rights.

                           e. None of Company's officers, directors or employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of Company or that would conflict with Company's business as currently proposed to be conducted.

                           f. Neither the execution nor delivery of this Agreement, nor the carrying on of Company's business by the employees of Company, nor the conduct of Company's business as currently proposed, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated.

                  3.17 Proprietary Information. Company has done nothing to materially adversely compromise the secrecy, confidentiality or value of any of its trade secrets, know-how, inventions, prototypes, designs, processes or technical data required to conduct its business as now conducted or as proposed to be conducted.

                  3.18 Distribution Rights. Except as shown on Schedule 3.18, Company has not granted rights to distribute or sell its products to any other person.

                  3.19     Taxes.

                           a. Company has accurately prepared and timely filed all United States Tax returns and all state and municipal Tax returns that are required to be filed by it and has paid or made provision for the payment of all Taxes that have become due pursuant to such returns. No deficiency assessment or proposed adjustment of Company's United States Taxes or state or municipal Taxes is pending and Company has no knowledge of any liability as of the date hereof for any Tax for which there is not an adequate reserve reflected in the Financial Statements.

                           b. Company has provided Purchasers with true and complete copies of all federal and state income tax returns listed on
         Schedule 3.19.

                           c. As used herein, "TAX" or "TAXES" means all taxes (including income tax, payroll tax, sales tax, use tax, property tax), assessments, fees, levies, imposts, duties, penalties, deductions, withholdings or other charges of any nature whatsoever from time to time or at any time imposed by any law or any federal, state, local or foreign jurisdiction.

                  3.20 Insurance. Company has fire, casualty and liability insurance pursuant to policies described on Schedule 3.20 hereto, all of which shall remain in effect after the Closing.

                  3.21 Registration Rights. Except as required by the Investor Rights Agreement (as hereinafter defined), and as described on Schedule 3.21, Company is not under any obligation to register (as defined in the Investor Rights Agreement) any of its presently outstanding securities or any of its securities which may hereafter be issued.

                  3.22 Voting Agreements. Except as set forth in the Articles and the Investor Rights Agreement, and except as set forth on Schedule 3.22, Company has no agreement, obligation or commitment with respect to the election of any individual or individuals to the Board of Directors, and there is no voting agreement or other arrangement among its shareholders with respect to the election of any individual or individuals to the Board of Directors.

                  3.23 Governmental Consents. All consents, approvals, orders or authorization of, and registrations, qualifications, designations, declarations and filings with any federal or state governmental authority on the part of Company required in connection with the valid execution and delivery of this Agreement, the Investor Rights Agreement, the Shareholders Agreement and the Warrants, the offer, sale and issuance of the Debentures hereunder, the Series A Stock upon conversion of the Debentures, the Underlying Common Stock, and the Warrant Shares, and the consummation of any other transaction contemplated hereby have been obtained, or will be obtained prior to the Closing, except for notices required or permitted to be filed with certain state and federal securities commissions after the Closing, which notices will be filed on a timely basis.

                  3.24 Offering. Assuming the accuracy of the representations and warranties of Purchasers contained in Section 4 hereof, the offer, issuance and sale of the Debentures hereunder, the Series A Stock issued upon conversion of the Debentures, the Underlying Common Stock, the Warrants and the Warrant Shares, are and will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 (the "1933 ACT") and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

                  3.25     ERISA.

                           a.       Definitions.  As used herein -

                                    (1) "CODE" means the Internal Revenue Code
                  of 1986, as amended, or any successor statute.

                                    (2) "ERISA" means the Employee Retirement
                  Income Security Act of 1974, as amended from time to time, or any successor statute.

                                    (3) "EMPLOYEE BENEFIT PLAN" means any
                  employee benefit plan within the meaning of Section 3(3) of ERISA maintained or contributed to by Company, other than a Multiemployer Plan.

                                    (4) "MULTIEMPLOYER PLAN" means a Pension
                  Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                                    (5) "PENSION PLAN" means an employee pension
                  benefit plan maintained or contributed to by Company for its employees, and which is subject to the provisions of Title IV of ERISA.

                           b. Benefit Plans and Multiemployer Plans. Company does not maintain or contribute to any Employee Benefit Plan or Multiemployer Plan other than those identified on Schedule 3.25 hereto.

                           c. Compliance with Laws. Company is in compliance in all material respects with all applicable provisions of ERISA and the Code with respect to all Employee Benefit Plans.

                           d. No Actions or Investigations. No material proceeding, claim, lawsuit and/or investigation is existing or, to Company's Knowledge, threatened against Company, concerning or involving any Employee Benefit Plan or Multiemployer Plan.

                  3.26 Environmental Matters. Company has not caused or allowed, nor has it contracted with any party for, the generation, use, transportation, treatment, storage or disposal of any Hazardous Substance (as defined below) in connection with the operations of its business or otherwise, other than in compliance with applicable Environmental Laws (as defined below). To Company's Knowledge, Company, together with any real property that it owns, leases, or otherwise occupies or uses and the operations of its business (the "PREMISES"), are in compliance with all applicable Environmental Laws and orders or directives of any governmental authorities having jurisdiction under such Environmental Laws, including, without limitation, any Environmental Laws or orders or directives with respect to any cleanup or remediation of any release or threat of release of Hazardous Substances. Company has not received any citation, directive, letter or other communication, written or oral, or any notice of any proceedings, claims or lawsuits, from any person, entity or governmental authority arising out of the ownership or occupation of the Premises or the conduct of its operations, nor is it aware of any basis therefor. Company has obtained and is maintaining in full force and effect all necessary permits, licenses and approvals required by any Environmental Laws applicable to the Premises and the business operations conducted thereon and is in compliance with all such permits, licenses and approvals. Company has not caused or allowed a release, or a threat of release, of any Hazardous Substance unto, at or near the Premises nor, to Company's Knowledge, has the Premises or any property at or near the Premises ever been subject to a release, or a threat of release, of any Hazardous Substance. For purposes of this Agreement, the term "ENVIRONMENTAL LAWS" shall mean any federal, state or local law, ordinance or regulation pertaining to the protection of human health or the environment, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.ss. 9601 et seq., Emergency Planning and Community Right-to-Know Act, 42 U.S.C. ss.ss. 11001 et seq., and the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss. 6901 et seq. For purposes of this Agreement, the term "HAZARDOUS SUBSTANCES" shall include oil and petroleum products, asbestos, polychlorinated biphenyls and urea formaldehyde, and any other materials classified as hazardous or toxic under any Environmental Laws.

                  3.27 Disclosure. No representation or warranty by Company or Founder in this Agreement, or in any written statement or certificate furnished or to be furnished to Purchasers pursuant to this Agreement or in connection with the transactions contemplated by this Agreement (when read together) contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein in the light of the context in which they were made not misleading.

         4.       Representations and Warranties of Purchaser.

                  Each Purchaser, for itself but not for any other Purchaser, hereby represents and warrants to Company as follows:

                  4.1 Power and Authority. It has the requisite power and authority to enter into this Agreement, to purchase the Debentures hereunder, to convert the Debentures into Series A Stock, to convert the Series A Stock into Underlying Common Stock, and to carry out and perform its obligations under the terms of this Agreement.

                  4.2 Due Execution. This Agreement has been duly authorized, executed and delivered by it, and, upon due execution and delivery by Company, this Agreement will be a valid and binding agreement of it, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors, rules and laws governing specific performance, injunctive relief and other equitable remedies and, with respect to the indemnification agreements set forth in the Investor Rights Agreement, principles of public policy.

                  4.3      Investment Representations.

                           a. This Agreement is made by Company with Purchasers in reliance upon each Purchaser's representation to Company, which by its acceptance hereof each Purchaser hereby confirms, that the Debentures to be received by it, the Series A Stock issued on conversion thereof, the Underlying Common Stock, the Warrants and Warrant Shares will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof.

                           b. Each Purchaser understands that the Debentures, the Series A Stock issued upon conversion thereof and the Underlying Common Stock, the Warrants and the Warrant Shares have not been registered under the 1933 Act or any state securities laws on the grounds that the sale provided for in this Agreement and the issuance of securities hereunder are exempt from registration under the 1933 Act, and that Company's reliance on such exemption is predicated in part on such Purchaser's representations set forth herein.

                           c. Each Purchaser recognizes that the investment in the Debentures involves special risks, and represents that it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment. Prior to making a decision to enter into this Agreement, each Purchaser has been provided the opportunity to ask questions of, and receive answers from, the executive officers of Company concerning Company, and to obtain from Company information requested from Company. Each Purchaser has conducted an investigation to its satisfaction of the investment and has received all information requested from Company; PROVIDED, HOWEVER, that any investigation conducted by any Purchaser shall not be deemed to release Company from any breach of representation or warranty contained in this Agreement. On the basis of the foregoing, and on the basis of the representations, warranties and covenants of Company contained in this Agreement and the other documents and instruments delivered in connection herewith, each Purchaser acknowledges that it possesses sufficient information and has, individually or through advisers, such knowledge or experience in financial, tax and business matters to enable it to understand and evaluate the merits and risks associated with an investment in the Debentures.

                           d. Each Purchaser understands that each certificate representing the Series A Stock, the Underlying Common Stock and the Warrant Shares will be endorsed with the following legend:

                                    "The Securities represented by this
                           Certificate have not been registered under the Securities Act of 1933 or applicable state securities laws. These securities have been acquired for investment and not with a view to distribution or resale, and may not be sold, mortgaged, pledged, hypothecated or otherwise transferred without an effective registration statement for such securities under the Securities Act of 1933, any applicable state securities laws, or the availability of an exemption from the registration provisions of the Securities Act of 1933 and applicable state securities laws."

                           e. All information which each Purchaser has provided to Company herein is complete and correct as of the date hereof, and if there should be any material change in such information prior to Closing, each Purchaser will immediately provide Company with such information.

                           f. Each Purchaser is an "accredited investor" within the meaning of Rule 501(a) of Regulation D of the Securities and Exchange Commission.

                           g. Each Purchaser is domiciled in and maintains its principal place of business in the jurisdiction shown on Schedule 1.2 hereto.

                  4.4 No Public Market. Each Purchaser understands that no public market now exists for any of the securities issued by Company and that there is no assurance that a public market will ever exist for the Debentures (or the Series A Stock, Underlying Common Stock or the Warrant Shares).

                  4.5 Government Consents. No consent, approval or authorization of or designation, declaration or filing with any state, federal, or foreign governmental authority on the part of a Purchaser, because of any special characteristic of such Purchaser, is required in connection with the valid execution and delivery of this Agreement, the Investor Rights Agreement, or the Shareholders Agreement by such Purchaser, and the consummation by each Purchaser of the transactions contemplated hereby and thereby; PROVIDED, HOWEVER, that each Purchaser make no representations as to compliance by Company with applicable securities laws.

         5. Conditions to Purchasers' Obligations at Closing.

                  The obligations of Purchasers to purchase the Debentures at Closing are subject to the fulfillment on or before Closing of each of the following conditions:

                  5.1 Representations and Warranties; Certificate from Company and President. The representations and warranties of Company and Founder contained in Section 3 shall be true on and as of Closing with the same force and effect as if they had been made as of such date, and Purchasers shall have received a certificate (in form and substance satisfactory to Purchasers) executed by each of Company and its President and by Founder certifying that such representations and warranties are true and correct as of Closing.

                  5.2 Performance. Company and Founder shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it on or before the Closing, and Purchasers shall have received a certificate to that effect dated as of Closing, signed by Company's President and by Founder (in form and substance satisfactory to Purchasers).

                  5.3 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required prior to and in connection with the lawful issuance and sale of the Debentures pursuant to this Agreement shall have been duly obtained and shall be effective on and as of Closing.

                  5.4 Legal Investment. At the time of the Closing, the purchase of the Debentures by Purchasers hereunder shall be legally permitted by all laws and regulations to which it or Company are subject.

                  5.5 Articles. Company shall have duly filed the Articles with the North Carolina Secretary of State, which Articles shall be in full force and effect at Closing.

                  5.6 Investor Rights Agreement. Company and the stockholders named therein shall have executed and delivered an Investor Rights Agreement substantially in the form of that which is attached hereto as Exhibit G (the "INVESTOR RIGHTS AGREEMENT").

                  5.7 Shareholders Agreement. Company and the stockholders named therein shall have executed and delivered a Shareholders Agreement substantially in the form of that which is attached hereto as Exhibit H (the "SHAREHOLDERS AGREEMENT").

                  5.8 Opinion of Company's Counsel. Purchasers shall have received from Poyner & Spruill, L.L.P., counsel to the Company, an opinion letter addressed to Purchasers, dated the date of the Closing, substantially in the form attached hereto as Exhibit I or such other form as may be approved by counsel to Purchaser.

                  5.9      Noncompetition, Confidentiality and Inventions
Agreements.

                           a. Each Key Employee and the chief executive officer, president, chief operating officer, chief financial officer, vice president of research and development, and vice president of marketing and sales of Company (to the extent such positions are filled) shall have executed and delivered to Company a Noncompetition, Inventions and Confidentiality Agreement in form and substance satisfactory to Purchasers.

                           b. Any patents, trademarks, know-how or similar assets used in the conduct of Company's business and personally held by any stockholder or Key Employee shall have been assigned to Company and evidence thereof delivered at Closing.

                  5.10 Secretary's Certificate. There shall have been delivered to Purchasers a certificate, dated as of the Closing, signed by Company's Secretary or an Assistant Secretary and in form and substance satisfactory to Purchasers, which shall certify (i) the names of its officers authorized to sign this Agreement, the Debentures, the Warrants and the other documents, instruments or certificates to be delivered pursuant to this Agreement by Company or any of its officers, together with true signatures of such officers;
(ii) that the copy of the Bylaws attached thereto are true, correct and complete in every respect; (iii) that the attached copy of resolutions of Company's Board of Directors' and, if applicable, Stockholders, evidencing the approval of this Agreement, the issuance of the purchased Debentures, the Investor Rights Agreement, the Shareholders Agreement, the Warrants, and the other matters contemplated hereby and thereby, were duly adopted or ratified by unanimous written consent or at a duly called and held meeting in accordance with the Bylaws and applicable law and are in full force and effect.

                  5.11 Certificate of Existence; Tax Clearance Letter. There shall have been delivered to each Purchaser a Certificate of Existence for Company from the Secretary of State of the State of North Carolina, and a tax clearance letter from the Department of Revenue of the State of North Carolina.

                  5.12 Payment of Fees and Expenses. All fees, costs and expenses specified in Section 7.12 hereof shall have been paid.

                  5.13 Insurance. Company shall have delivered copies of the policies of insurance required by the Investor Rights Agreement accompanied by evidence of payment of the premiums therefor.

                  5.14 Key Man Insurance. Company shall have delivered evidence of life insurance required by the Investor Rights Agreement accompanied by evidence of payment of the premiums therefor.

                  5.15 Debentures. Company shall have executed and delivered to each Purchaser the Debentures to be purchased by each Purchaser as required by
Section 2.2 hereof.

                  5.16 Warrants. Company shall have executed and delivered to each Purchaser the Warrants required to be executed and delivered by Company to such Purchaser pursuant to Section 2.3 hereof.

                  5.17 Exchangeable Note. Company shall have issued to Centennial at the Closing the Debentures issuable to Centennial upon exchange of the Exchangeable Note by Centennial in accordance with its terms.

                  5.18 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to Purchasers and their counsel, and Purchasers and their counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

         6.       Conditions to Company's Obligations at Closing.

                  The obligations of Company to issue and sell the Debentures at Closing are subject to the fulfillment on or before Closing of each of the following conditions:

                  6.1 Representations and Warranties. The representations and warranties made by each Purchaser in Section 4 shall be true on and as of the Closing with the same force and effect as if they had been made at the Closing.

                  6.2 Performance. Purchasers shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by them on or before the Closing.

                  6.3 Qualifications. All authorizations, approvals or permits, if any, to be obtained by Purchasers from any governmental authority or regulatory body of the United States, any state, or any foreign jurisdiction that are required prior to and in connection with the lawful issuance and sale of the Debentures pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing.

                  6.4 Legal Investment. At the time of the Closing, the purchase of the Debentures by Purchasers hereunder shall be legally permitted by all laws and regulations to which it or Company are subject.

                  6.5 Investor Rights Agreement. Purchasers at Closing shall have executed and delivered the Investor Rights Agreement.

                  6.6 Shareholders Agreement. Purchasers at Closing shall have executed and delivered the Shareholders Agreement.

         7.       Miscellaneous.

                  7.1 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement between the parties with respect to the subject matter hereof, and no party shall be liable or bound to any other party in any manner by, any warranties, representations or covenants with respect to such subject matter, except as specifically set forth herein or therein. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                  7.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of North Carolina as applied to agreements among North Carolina residents made and to be performed entirely within the State of North Carolina, and without regard to the conflicts of law principles as may otherwise be applicable.

                  7.3 Jurisdiction and Venue. Each party to this Agreement hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereunder may be brought in the courts of Wake County in the State of North Carolina or of the United States of America for the Eastern District of North Carolina, and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding, by the mailing of copies thereof by registered or certified mail, postage prepaid, to its address set forth in this Agreement, such service to become effective ten (10) days after such mailing.

                  7.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  7.5 Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  7.6 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery or upon confirmed delivery by facsimile or telecopy, or on the fifth day (or the tenth day if to a party with a foreign address) following mailing by registered or certified mail, return receipt requested, postage prepaid, addressed: (a) if to a Purchaser or the Purchasers, at such Purchaser's or Purchasers' address as set forth on Schedule 1.2 attached hereto, or at such other address as such Purchaser or Purchasers shall have furnished to the other parties hereto in writing, with copies to:

                           Kennedy Covington Lobdell & Hickman, L.L.P.
                           Attn:  Robert B. Womble, Esq.
                           Two Hannover Square
                           Suite 1900
                           Post Office Box 1070
                           Raleigh, North Carolina 27602
                           Telephone:       (919) 743-7300
                           Facsimile:       (919) 743-7358

(b) if to Company, at the address noted below, or at such other address as Company shall have furnished to the other parties hereto in writing:

                           ID Technologies Corporation
                           Attn:  J. Phillips L. Johnston
                           NCSU Centennial Campus
                           920 Main Campus Drive
                           Suite 400
                           Raleigh, North Carolina 27606
                           Telephone:  (919) 424-3722
                           Facsimile:  (919) 424-3723

         with a copy to:

                           Poyner & Spruill, L.L.P.
                           Attn:  James M. O'Brien III
                           3600 Glenwood Avenue
                           Post Office Box 10096
                           Raleigh, North Carolina 27605-0096
                           Telephone:       (919) 783-6400
                           Facsimile:       (919) 783-1075

or (c) if to Founder, at the address noted below, or at such other address as Founder shall have furnished to the other parties hereto in writing:

                           William F. Lane
                           c/o      ID Technologies Corporation
                           2506 West Nash Street, Suite C
                           Wilson, North Carolina 27896
                           Telephone: (252) 206-1089
                           Facsimile: (252) 206-4990

                  7.7 Attorneys' Fees. Should any litigation or arbitration be commenced between the parties hereto concerning this Agreement, the party prevailing in such litigation or arbitration shall be entitled, in addition to such other relief as may be granted, to a reasonable sum for attorneys' fees and costs in such litigation or arbitration, which shall be determined by the court or arbitrator, as the case may be.

                  7.8 Survival. The representations, warranties, covenants and agreements made by Company, Founder or by any Purchaser herein shall survive any investigation made by Company, Purchasers and the Closing. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of Company, Founder or any Purchaser pursuant hereto or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties made by Company, Founder and such Purchaser, as applicable, hereunder as of the date of such certificate or instrument. Notwithstanding the foregoing, to the extent a party closes the purchase and sale of the Debentures with knowledge of a breach of warranty by another party, such breach of warranty is waived as to the party with knowledge thereof.

                  7.9 Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  7.10 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to Company or Purchasers or any subsequent holder of any Debentures upon any breach, default or noncompliance of Purchaser, any subsequent holder of any Debentures or Company or Founder under this Agreement or under the Articles, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the part of Company or Purchasers of any breach, default or noncompliance under this Agreement or under the Articles or any waiver on Company's or any Purchaser's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing and that all remedies, either under this Agreement or the Articles, by law, or otherwise afforded to Company and Purchaser, shall be cumulative and not alternative.

                  7.11     Finder's Fees.

                           a. Company (i) represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement and (ii) hereby agrees to indemnify and to hold Purchasers harmless of and from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which Company or any of its employees or representatives is responsible.

                           b. Purchasers (i) represent and warrant that none has retained any finder or broker in connection with the transactions contemplated for this Agreement, and (ii) hereby agree to indemnify and to hold Company harmless of and from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which any Purchaser or any of its employees or representatives are responsible.

                  7.12 Fees and Expenses. Company shall pay at the Closing all reasonable fees, costs and expenses of Purchasers relating to the negotiation and execution of this Agreement, the Articles, the Investor Rights Agreement, the Shareholders Agreement, the Debentures, the Warrants and the closing of the transactions contemplated by such agreements, subject to maximum fees of counsel to Purchasers of Eighteen Thousand Dollars ($18,000.00), plus expenses of counsel. In addition, Company shall pay at the Closing all expenses incurred by Centennial Venture Partners, LLC in the conduct of its due diligence investigation and completion of the investment described herein, subject to maximum expenses of Five Thousand Dollars ($5,000.00).

                  7.13 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of Company and the holders of at least fifty percent (50%) of the outstanding principal amount of all Debentures (including, for such purposes, on a proportional basis, any shares of Series A Stock into which any Debentures have been converted and any shares of Underlying Common Stock into which any such shares of Series A Stock have been converted that have not been disposed of by any Purchaser or its transferees pursuant to one or more registration statements under the 1933 Act, or pursuant to Rule
144). Any amendment or waiver effected in accordance with this Section shall be binding upon the holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities have been converted), each future holder of all such securities, and Company.


                      [THE NEXT PAGE IS THE SIGNATURE PAGE]

                               SIGNATURE PAGE FOR
                                     COMPANY


                  IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date first above written.

                                         ID TECHNOLOGIES CORPORATION


ATTEST:
                                         By:    /s/  J. Phillips L. Johnston
                                             ----------------------------------
                                             J. Phillips L. Johnston, President

/s/ Barbara D. Lane
---------------------
(Assistant) Secretary

[AFFIX CORPORATE SEAL]

                           SIGNATURE PAGE FOR FOUNDER


                  IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date first above written.

                                    FOUNDER:



                                          By: /s/  William F. Lane        (SEAL)
                                              ----------------------------
                                              William F. Lane

                               SIGNATURE PAGE FOR
                        CENTENNIAL VENTURE PARTNERS, LLC


                  IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date first above written.

                                    CENTENNIAL VENTURE PARTNERS, LLC (SEAL)

                                       By: Centennial Venture Management, LLC,
                                           Manager (SEAL)



                                       By:          /s/  Glenn J. Kline
                                           -------------------------------------
                                           Glenn J. Kline, Managing Director and
                                           Manager

                     SIGNATURE PAGE FOR ADDITIONAL PURCHASER

                  IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date first above written.

                                      [For entity purchasers]

                                      ------------------------------------------
                                      Name of Purchaser
                                      By:
                                      Name:
                                      Title:

                                      [For individual purchasers]

                                      ------------------------------------------
                                      Name:

                                      Address and Facsimile Number of Purchaser:

                                      ------------------------------------------

                                      ------------------------------------------

                                      ------------------------------------------

                                      ------------------------------------------

                                      Domicile and Principal Place of Business of Purchaser:

                                      ------------------------------------------

                                      Amount of Investment:

                                      ------------------------------------------

                                      Original Principal Amount of Debentures:

                                      ------------------------------------------

                                  SCHEDULE 1.2

                             SCHEDULE OF PURCHASERS

=============================================== ================ ================ ================
NAME AND ADDRESS                                ORIGINAL         PURCHASE PRICE   PERCENTAGE OF
                                                PRINCIPAL        FOR DEBENTURES   ORIGINAL
                                                AMOUNT OF                         PRINCIPAL
                                                DEBENTURES                        AMOUNT OF
                                                                                  DEBENTURES
=============================================== ================ ================ ================
Centennial Venture Partners, LLC
2 Davis Drive                                          $300,000         $300,000             100%
Research Triangle Park, North Carolina 27701
Facsimile Number (919) 558-0156
Attn:  Glenn J. Kline
=============================================== ================ ================ ================
Total                                                  $300,000         $300,000             100%
=============================================== ================ ================ ================